EXHIBIT 5


         [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                            October 27, 1997

Niagara Corporation
667 Madison Avenue
New York, New York  10021

Gentlemen:

         We have acted as special counsel to Niagara Corporation (formerly International Metals Acquisition Corporation), a Delaware corporation (the "Company"), in connection with the preparation of a post-effective amendment to the Registration Statement on Form S-1 (File No. 33-64682) (the "Registration Statement"), covering (i) the issuance and sale, from time to time, of up to 5,750,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), upon the exercise of warrants issued in connection with the Company's initial public offering in August 1993 (the "IPO Warrants") to holders of the IPO Warrants and (ii) the issuance and sale, from time to time, of up to 300,000 shares of Common Stock upon the exercise of warrants issued in connection with the Company's bridge financing in May 1993 (the "Bridge Warrants" and, together with the IPO Warrants, the "Warrants") to holders of the Bridge Warrants.

         This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 33-64682) as filed with the Securities and Exchange Commission (the "Commission") on June 18, 1993, under the Act, (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on August 10, 1993, (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on August 12, 1993, (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on August 13, 1993, (v) Post-Effective Amendment No. 1 to the Registration Statement as filed with the Commission on July 27, 1995,
(vi) Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement as filed with the Commission on September 30, 1997, (vii) Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement as filed with the Commission on the date hereof, (viii) the Warrant Agreement, dated as of August 13, 1993, between the Company and Continental Stock Transfer & Trust Company, relating to the Warrants,
(ix) the Company's Restated Certificate of Incorporation, as in effect at the time of the issuance of the Warrants and as presently in effect, (x) the Company's by-laws, as in effect at the time of the issuance of the Warrants and as presently in effect, (xi) resolutions of the Board of Directors of the Company relating to, among other things, the issuance and sale of the Common Stock upon exercise of the Warrants, (xii) the form of a specimen certificate representing the Common Stock, (xiii) the form of a specimen certificate representing the IPO Warrants, (xiv) the form of a specimen certificate representing the Bridge Warrants, and (xv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the States of Delaware and New York, and we do not express any opinion as to the laws of any other jurisdiction.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming the conformity of the certificates representing the Common Stock to be issued upon the exercise of the Warrants to the specimens thereof examined by us and that such certificates will be manually signed by one of the duly authorized officers of the transfer agent and registrar for the Common Stock appointed by the Company and registered by such transfer agent and registrar, we are of the opinion that the Common Stock initially issuable upon the exercise of the Warrants has been duly authorized, and when issued and delivered against payment therefor in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassesable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                           Very truly yours,

                           /S/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP